CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 14, 2015

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3 South Renmin Road Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

+011-86-28-8551-6696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8 – Other Events

Item 8.01. Other Events

Tianyin Pharmaceutical Co., Inc. (the “Company”) plans to establish a strategic alliance with Buchang Pharmaceutical Co., Ltd. (“Buchang Pharma”), one of China's most elite pharmaceutical companies, to synergize and accelerate the growth of the Company, boosting the Company’s modernized traditional Chinese medicines (mTCM) franchise focusing on its cardiovascular revenue driver Gingko Mihuan (GMOL). The strategic alliance is anticipated to be in the form of a joint venture to be established based upon the Company’s newly completed and GMP-certified Qionglai Tianyin Facility (QLF) with the latest technologies and expanded production capacities in herbal medicine active ingredients pre-extraction, purification and formulation manufacturing. The alliance will integrate the Company’s portfolio drugs especially high margined core product portfolio with the possibility of integrating additional products beyond the current indication categories of cardiovascular, viral infection and immunology. The total registered capital for the joint venture will be RMB 200 million (approximately $33 million), which the Company’s wholly owned subsidiary Chengdu Tianyin Pharmaceutical Co., Ltd. owns 95% and Buchang Pharma owns 5%.

On January 14, 2015, we published a press release to announce the alliance. A copy of press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 14, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ Guoqing Jiang
Name: Dr. Guoqing Jiang
Title: Chief Executive Officer

Dated:  January 16, 2015

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